Exhibit 99.1

FOR IMMEDIATE RELEASE

UNILIFE CORPORATION ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

YORK, PA, November 15, 2011 – Unilife Corporation (NASDAQ: UNIS / ASX: UNS) (“Unilife” or the “Company”) today announced that it has commenced an underwritten public offering of shares of its common stock. All of the shares in the offering will be sold by Unilife. The offering is subject to market conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company expects to grant the underwriters a 30-day option to purchase additional shares of the Company’s common stock to cover over-allotments, if any. The shares will be issued pursuant to a prospectus supplement filed as part of an effective shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3.

The Company expects to use the net proceeds from this offering to fund the continued development and commercial supply of its diversified portfolio of advanced drug delivery systems, the expansion of its workforce to support anticipated customer demands, and for working capital and other general corporate purposes.

Jefferies & Company, Inc. is acting as sole book-running manager for the proposed offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Unilife, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 of the Securities Act of 1933, as amended.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus supplement related to the offering will be filed with the Securities and Exchange Commission (SEC) and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus_Department@Jefferies.com.

About Unilife Corporation

Unilife Corporation (NASDAQ: UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of a diversified portfolio of advanced drug delivery systems. Unilife collaborates with pharmaceutical and biotechnology companies seeking to optimize drug lifecycles and generate differentiation for their brand in competitive therapeutic markets through the use of innovative devices that can improve patient care, protect healthcare workers and prevent disease. Unilife has developed a broad portfolio of drug delivery systems in direct response to unmet market needs for macromolecule injectable drugs including biologics.

Safe Harbor Statement

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new

Unilife Corporation
250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400 F + 717 384 3401 E info@unilife.com W www.unilife.com information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, in the preliminary prospectus supplement and related prospectus relating to the offering and those described from time to time in other reports which we file with the Securities and Exchange Commission.

General: UNIS-G

Investor Contacts (US): Todd Fromer / Garth Russell KCSA Strategic Communications P: + 1 212-682-6300	Stuart Fine Carpe DM Inc P: + 1 908 469 1788	Investor Contacts (Australia) Jeff Carter Unilife Corporation P: + 61 2 8346 6500